SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




  Date of Report (Date of earliest event reported):  January 31, 2002




             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIV
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        (Exact name of registrant as specified in its charter)




   Illinois                   0-15962             36-3256340
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(State or other)            (Commission      (IRS Employer
Jurisdiction of             File Number)     Identification No.)
Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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                       237 PARK AVENUE BUILDING

                          NEW YORK, NEW YORK
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ITEM 5.  OTHER EVENTS.  Carlyle Real Estate Limited Partnership - XIV (the
"Partnership"), indirectly through another partnership, owns an approximate 50% interest in JMB/NYC Office Building Associates, L.P. ("JMB/NYC"), which has a 99% limited partnership interest in 237/1290 Upper Tier Associates, L.P. ("Upper Tier"). On January 31, 2002, Upper Tier sold its interest in the partnership (the "237 Partnership") that owns the 237 Park Avenue Office Building and a portfolio of other investments to the general partner (the "237 General Partner") of the 237 Partnership. The 237 General Partner is not affiliated with the Partnership or its General Partners, and the sale price for Upper Tier's interest in the 237 Partnership was determined by arm's-length negotiations.

     In November 1999, JMB/NYC closed a transaction (the "Restructuring") pursuant to which, among other things, the 237 General Partner acquired the right, during the month of January of each calendar year commencing with 2002, to purchase Upper Tier's interest in the 237 Partnership for a price equal to the greater of the fair market value of such interest (determined in accordance with the partnership agreement of the 237 Partnership) and $656,566, of which JMB/NYC's share would be approximately $650,000.

     The 237 General Partner elected to acquire the interest in the 237 Partnership, and the purchase price was determined to be $656,566. JMB/NYC received its share of cash upon closing of approximately $650,000, of which the Partnership's share is approximately $320,000. The Partnership expects to recognize a gain for financial reporting and Federal income tax purposes in 2002 due to this transaction. As a result, Holders of Interests will recognize a substantial amount of net gain for Federal income tax purposes in 2002.

     The Partnership currently expects that its liquidation and termination will occur no later than the end of 2002, barring any unexpected circumstances.



ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

     (a)   Financial Statements.  Not applicable

     (b)   Proforma financial information.  Not applicable

     (c)   Exhibits.

           10.1 Assignment of Interest in Oak Hill Strategic Partners, L.P. by and between 237/1290 Upper Tier Associates, L.P. and FW Strategic Asset Management, L.P. dated as of January 31, 2002.
















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                              SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                      CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIV

                      BY:   JMB Realty Corporation
                            Corporate General Partner




                            By:   GAILEN J. HULL
                                  Gailen J. Hull
                                  Senior Vice President
                                  Principal Accounting Officer











Dated:  February 21, 2002




































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